UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2016, Basic Energy Services, Inc. (“Basic”) elected to utilize a 30-day grace period with respect to, and not to make, the approximate $18.4 million semi-annual interest payment that was due on August 15, 2016 with respect to Basic’s outstanding 7.75% senior notes due 2019 (the “2019 Notes”). Under the indenture governing the 2019 Notes (the “2019 Notes Indenture”) the Company has a 30-day grace period after the interest payment date before an event of default would occur September 14, 2016. The occurrence of an event of default under the 2019 Notes Indenture would give the trustee or the holders of at least 25% of principal amount of the outstanding 2019 Notes the option to declare all of the 2019 Notes due and payable immediately upon such event of default. Additionally, failure to make the interest payments on the 2019 Notes when due at the end of such grace period would constitute an event of default under the Company’s (i) Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, and certain lenders thereto (the “Credit Agreement”); (ii) Term Loan Credit Agreement with U.S. Bank National Association, as administrative agent, and certain lenders thereto (the “Term Loan Agreement”); and (iii) indenture (the “2022 Notes Indenture”) governing Basic’s outstanding 7.75% senior notes due 2022 (the “2022 Notes”). The occurrence of an event of default under the Credit Agreement or the Term Loan Agreement would allow the respective administrative agents to declare Basic’s obligations under the Credit Agreement and Term Loan Agreement immediately due and payable and to exercise such administrative agents’ and lenders’ rights under the Credit Agreement and Term Loan Agreement. The occurrence of an event of default under the 2022 Notes Indenture would give the trustee or the holders of at least 25% of principal amount of the outstanding 2022 Notes the option to declare all of the 2022 Notes due and payable immediately upon such event of default.

Item 7.01 Regulation FD Disclosure.

On August 15, 2016, Basic issued a press release announcing its election to utilize a 30-day grace period with respect to the interest payment due on August 15, 2016 under the indenture governing Basic’s 7.75% senior notes due 2019. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: August 15, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 15, 2016.